          As filed with the Securities and Exchange Commission on April 10, 2001
                                                 Registration No. 333-__________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                               ----------------

                          Loudeye Technologies, Inc.
            (Exact name of Registrant as specified in its charter)


         Delaware                                       91-1908833
 (State of incorporation)                   (I.R.S. Employer Identification No.)


                             Times Square Building
                           414 Olive Way, Suite 500
                           Seattle, Washington 98101
                   (Address of principal executive offices)

                            -----------------------

                       2000 Employee Stock Option Plan,
                           as amended March 5, 2001
                           (Full title of the Plan)

                            -----------------------

                               John T. Baker IV
                            Chief Executive Officer
                          Loudeye Technologies, Inc.
                             Times Square Building
                           414 Olive Way, Suite 500
                           Seattle, Washington 98101
                                (206) 832-4000
(Name, address and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copy to:

                               John W. Robertson
                               Venture Law Group
                          A Professional Corporation
                              4750 Carillon Point
                              Kirkland, WA  98033
                                (425) 739-8700

----------------------------------------------------------------------------------------------------
                               CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------

                                                          Proposed        Proposed
                                         Maximum          Maximum          Maximum       Amount of
                                       Amount to be    Offering Price     Aggregate     Registration
Title of Securities to be Registered   Registered(1)     Per Share      Offering Price      Fee
----------------------------------------------------------------------------------------------------
2000 Employee Stock Option Plan, as amended March 5, 2001
 Common Stock,
 $0.001 par value.............     1,550,000 Shares        $1.26 (2)       $1,958,500        $489.63
 Common Stock,
 $0.001 par value.............       150,000 Shares        $0.58 (3)       $   87,000        $ 21.75

          TOTAL                    1,700,000 Shares                        $2,045,500        $511.38

----------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on April 4, 2001.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

     The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-55508), originally filed with the Commission on February 13, 2001, in connection with the amendment of its 2000 Employee Stock Option Plan to provide for the registration of 1,700,000 additional shares of the Registrant's Common Stock. Such previous Registration Statement is hereby incorporated by reference.

Item 8.   Exhibits.
          --------

          Exhibit
          Number
          -------
          5.1      Opinion of Venture Law Group, a Professional Corporation.

          23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

          23.2     Consent of Independent Public Accountants.

----------------

                           [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Loudeye Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 10th day of April, 2001.

                                       Loudeye Technologies, Inc.


                                       By:   /s/ John T. Baker IV
                                           ---------------------------------
                                             John T. Baker IV
                                             Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                          Date
              ---------                                   -----                          ----
/s/ John T. Baker IV                   Chief Executive Officer (Principal                  April 10, 2001
--------------------------------       Executive Officer) and Director
John T. Baker IV

/s/ Bradley A. Berg                    Chief Financial Officer (Principal                  April 10, 2001
--------------------------------       Financial and Accounting Officer)
Bradley A. Berg

/s/ Martin G. Tobias                   Director                                            April 10, 2001
--------------------------------
Martin G. Tobias

/s/ Stuart J. Ellman                   Director                                            April 10, 2001
--------------------------------
Stuart J. Ellman

/s/ Johan Liedgren                     Director                                            April 10, 2001
--------------------------------
Johan Liedgren

/s/ Charles P. Waite                   Director                                            April 10, 2001
--------------------------------
Charles P. Waite

                                       Director
--------------------------------
Anthony Bay

                               INDEX TO EXHIBITS


  Exhibit
  Number
  -------

    5.1     Opinion of Venture Law Group, a Professional Corporation

   23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

   23.2     Consent of Independent Public Accountants.